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                                                                     EXHIBIT 4.1


                        FROST HANNA CAPITAL GROUP, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK                                                 CUSIP 359250 10 7
                                           SEE REVERSE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY that





is the owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.0001 PAR VALUE, OF

Frost Hanna Capital Group, Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and the By-Laws of the Corporation, to all of which the holder of this certificate by acceptance hereof assents. This certificate and the shares represented hereby may only be transferred between parties resident in either Colorado, Delaware, the District of Columbia, Florida, Georgia, Illinois, Maryland, New York, Oregon, Rhode Island, South Carolina, Utah or such other jurisdiction in which an applicable exemption is available or a blue sky application has been filed and accepted.

        This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrant.

        WITNESS the signatures of its duly authorized officers.

Dated:
                 FROST HANNA CAPITAL GROUP, INC. CORPORATE SEAL




        Secretary                                           President